PARENTS AND SUBSIDIARIES
              ASI HOLDING CORPORATION (DELAWARE) - REGISTRANT
                                                                     Subsid-
                                                                     iaries*
   U.S. SUBSIDIARIES:

   American Standard Inc. (Delaware) - Immediate Parent
      The American Chinaware Company (Delaware)
      American Standard International Inc. (Delaware)
      Amstan Trucking Inc. (Delaware)
      A-S Energy, Inc. (Texas)
      It Holdings Inc. (Delaware)
      Reefco Inc. (Delaware)
      Standard Sanitary Manufacturing Company (Delaware)
      The Trane Company (Delaware)
      Trane Export, Inc. (Delaware)
      WABCO Automotive Control Systems Inc. (Delaware)
      WABCO Company (Pennsylvania)
      World Standard Ltd. (Delaware)
   (American Standard Inc., American Standard International Inc.,
    WABCO Company and Standard Sanitary Manufacturing Company - Immediate
    Parents)
      Nether Holdings Inc. (Delaware)

   FOREIGN SUBSIDIARIES:

      Air Conditioning Products

         (Wabco Standard French Holdings SNC - Immediate Parent)
           Societe Trane (France)

         (The Trane Company - Immediate Parent)
           Trane S.A. (Switzerland)

         (American Standard (U.K.) Limited - Immediate Parent)
           Trane Limited (U.K.)
           Trane (United Kingdom) Limited
             Trane (Scotland) Limited

      Transportation Products

         (WABCO Standard GmbH, Nether Holdings Inc.,
           Reefco Inc. and Ideal Standard S.p.A. - Immediate Parents) WABCO-Standard Holdings B.V. (Netherlands)
             WABCO Standard French Holdings SNC (France)
               WABCO Westinghouse S.A. (France)
                 WABCO Westinghouse Equipements Automobiles SNC (France)
             WABCO Westinghouse AG (Switzerland)
             WABCO Westinghouse S.A. (Belgium)
             WABCO Westinghouse B.V. (Netherlands)                     1

         (Ideal Standard S.p.A. and Nether Holdings Inc.
          - Immediate Parents)
           American Standard (U.K.) Limited (England)
             Clayton Dewandre Holdings Ltd. (England)
             WABCO Automotive UK Ltd. (England)
             The Bridge Foundry Company Limited (England)

         (Ideal Standard S.p.A.- Immediate Parent)
            WABCO Westinghouse Automotive Products S.p.A. (Italy)
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PARENTS AND SUBSIDIARIES  -  (Continued)                             Subsid-
                                                                     iaries*
   Transportation Products - (Continued)

         (Wabco Standard Trane Inc. - Immediate Parent)
           Westinghouse Air Brake Brasil S.A. (Brazil)

         (Nether Holdings Inc., American Standard International Inc.,
          Standard Sanitary Manufacturing Company - Immediate Parents)
           WABCO Standard GmbH (Germany)
             WABCO Vermogensverwaltungs GmbH (Germany)                 2
               Perrot Bremsen GmbH (Germany)

   Building Products

         (American Standard Inc. - Immediate Parent)
           American Standard Sanitaryware (Thailand) Limited (Thailand) EBS Eczacibasi Banyo Kuvetleri Sanayi Ve Ticaret A.S. (Turkey) Egyptian American Sanitary Wares Co. S.A.E. (Egypt)
           Hua Mei Sanitary Ware Company Ltd. (P.R. China)
           American Standard Philippine Holdings Inc. (Philippines)
             Sanitary Wares Manufacturing Corporation (Philippines) Waterex Inc. (Japan)

         (Wabco Standard French Holdings SNC - Immediate Parent)
           Ideal-Standard S.A. (France)

         (Westinghouse Air Brake Brasil S.A. - Immediate Parent)
           Ideal Standard Wabco Industria e Comercio Ltda. (Brazil) (a)

         (American Standard (U.K.) Limited - Immediate Parent)
           Ideal-Standard Limited (England)

         (Nether Holdings Inc. - Immediate Parent)
           WABCO Standard Trane Inc. (Canada) (b)
             Ideal-Standard, S.A. de C.V. (Mexico)                     1
           Ideal Standard S.p.A. (Italy)
             Ideal Standard  S.A. (Greece)
             Sanistan B.V. (Netherlands)

         (Nether Holdings Inc., American Standard International Inc. and
          Standard Sanitary Manufacturing Company - Immediate Parents)
            WABCO Standard GmbH (Germany)
              Ideal-Standard GmbH (Germany)
              American Standard Korea, Inc. (Korea)

   Miscellaneous

         Standard Europe (EEIG)(France) (c)

   All of the companies listed above operate under their company names and use one or more of the trademarks listed under "Patents and Trademarks" of
Item 1 of this annual report on Form 10-K.

      * The number shown under this heading indicates other subsidiaries, not listed by name herein, which are in the same line of business. The name of the immediate parent of such subsidiary or subsidiaries appears opposite the number.
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PARENTS AND SUBSIDIARIES -  (Continued)



   (a) This subsidiary participates in Building Products and Transportation Products.

   (b) This subsidiary participates in Building Products and Air Conditioning Products.

   (c) A European Economic Interest Grouping organized by certain French and Italian subsidiaries of the Company.

   There are omitted from the table a number of minor or inactive or name-saving subsidiaries, all of which together would not constitute a significant subsidiary.

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